SUBURBAN PROPANE PARTNERS, L.P.

2000 RESTRICTED UNIT PLAN

EFFECTIVE NOVEMBER 1, 2000

AMENDED AND RESTATED EFFECTIVE OCTOBER 17, 2006

FURTHER AMENDED ON JULY 31, 2007

SUBURBAN PROPANE PARTNERS, L.P.

2000 RESTRICTED UNIT PLAN

EFFECTIVE NOVEMBER 1, 2000

AMENDED AND RESTATED EFFECTIVE OCTOBER 17, 2006

FURTHER AMENDED ON JULY 31, 2007

ARTICLE I

PURPOSE AND APPROVAL

The purpose of this Plan is to strengthen Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing an incentive to certain selected employees and Elected Supervisors of the Partnership and affiliated entities, and thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise in such a manner as to maximize the Partnership’s value. It is intended that this purpose be achieved by extending to such individuals an added long-term incentive for continued service to the Partnership, and for high levels of performance and unusual efforts which enhance the Partnership’s value through the grant of rights to receive Common Units (as hereinafter defined) of the Partnership.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, unless otherwise specified in an agreement, capitalized terms shall have the following meanings:

2.1 “Act” shall mean the Securities Act of 1933, as amended.

2.2 “Agreement” shall mean the written agreement between the Partnership and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.3 “Award” shall mean a grant of restricted Common Units pursuant to the terms of this Plan.

2.4 “Beneficial Ownership” shall mean as that term is used within the meaning of Rule 13d-3 promulgated under the Exchange Act.

2.5 “Board” shall mean the Board of Supervisors of the Partnership.

2.6 “Cause” shall mean, unless otherwise provided in an Agreement, (a) the Grantee’s gross negligence or willful misconduct in the performance of his duties,

(b) the Grantee’s willful or grossly negligent failure to perform his duties, (c) the breach by the Grantee of any written covenants to Suburban Propane, L.P. or any of the Partnership’s other affiliates, (d) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts his ability to engage in the business conducted by Suburban Propane, L.P., the Partnership, or any of their affiliates, or (e) willful or reckless breach by the Grantee of any policy adopted by Suburban Propane, L.P., the Partnership, or any of their affiliates, concerning conflicts of interest, standards of business conduct or fair employment practices or procedures with respect to compliance with applicable law.

2.7 “Change in Capitalization” shall mean any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number of kind of units or other securities of the Partnership, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividend, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise.

2.8 “Change of Control” shall mean the occurrence of

(a) an acquisition (other than directly by the Partnership) of Common Units or voting equity interests of the Partnership (“Voting Securities”) by any “Person” other than the Partnership, Suburban Energy Services Group LLC or any of their affiliates, immediately after which such Person has: Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Partnership’s then outstanding Common Units; provided, however, that in determining whether a Change of Control has occurred, Common Units which are acquired in a “Non-Control Acquisition” shall not constitute an acquisition which would cause a Change of Control. A “Non-Control Acquisition” shall mean an acquisition by (x) an employee benefit plan (or a trust forming a part there) maintained by (A) the Partnership or Suburban Propane, L.P. or (B) any corporation, partnership or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership, (y) the Partnership or its Subsidiaries, or (z) any Person in connection with a “Non-Control Transaction”; or

(b) approval by the partners of the Partnership, of (x) a merger, consolidation or reorganization involving the Partnership, unless (A) the holders of the Common Units immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding Common Units of the entity resulting from such merger, consolidation or reorganization (the “Surviving Entity”) in substantially the same proportion as their ownership of the Common Units immediately before such merger, consolidation or reorganization, and (B) no person or entity (other than the Partnership, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, any Subsidiary, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of then outstanding Common Units), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity’s then outstanding voting securities; (y) a complete liquidation or dissolution of the Partnership; or (z) the sale or other disposition of fifty percent (50%) of the net assets of the Partnership to any Person (other than a transfer to a Subsidiary). A transaction described in clause (A) or (B) of subsection (x) hereof shall be referred to as a “Non-Control Transaction.”

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Common Units Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.10 “Committee” shall mean the Compensation Committee of the Board.

2.11 “Common Units” shall mean the common units representing limited partnership interest of the Partnership.

2.12 “Disability” shall have the same meaning that such term (or similar term) has under the Partnership’s long-term disability plan, or as otherwise determined by the Committee.

2.13 “Effective Date” shall mean November 1, 2000.

2.14 “Elected Supervisor” shall mean those members of the Board elected by a vote of holders of Common Units.

2.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” per unit on any date shall mean the average of the high and low sale prices of the Common Units on such date on the principal national securities exchange on which such Common Units are listed or admitted to trading, or if such Common Units are not so listed or admitted to trading, the arithmetic mean of the per Common Unit closing bid price and per Common Unit closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Common Units on such date, the Fair Market Value shall be the value established by the Board in good faith.

2.17 “Good Reason” shall mean, unless otherwise provided in an Agreement, in the case of an employee of Suburban Propane, L.P. or any of the Partnership’s other affiliates, (a) any failure by Suburban Propane, L.P. or any of the Partnership’s other affiliates to comply in any material respect with the compensation provisions of a written employment agreement between the Grantee and Suburban Propane, L.P. or any of the Partnership’s other affiliates, (b) a material adverse change in the Grantee’s title without his consent, or (c) the assignment to the Grantee, without his consent, of duties and responsibilities materially inconsistent with his level of responsibility.

2.18 “Grantee” shall mean a person to whom an Award has been granted under the Plan.

2.19 “Partnership” shall mean Suburban Propane Partners, L.P., a Delaware limited partnership, and its successors.

2.20 “Person” has the meaning used for purposes of Section 13(d) or 14(d) of the Exchange Act.

2.21 “Plan” shall mean the Suburban Propane Partners, L.P. 2000 Restricted Unit Plan.

2.22 “Retirement” shall mean voluntary termination of employment (or, if the Grantee is a non-employee Supervisor of the Partnership, voluntary termination of service as such a Supervisor) by a Grantee who has attained age 55 and who has completed 10 years of “eligible service” to the Partnership or its predecessors, in connection with a bona fide intent by the Grantee to no longer seek full time employment in the industries in which the Partnership then participates. Retirement shall not include voluntary termination of employment by a Grantee in response to, or anticipation of, a termination of employment for Cause by the Partnership or one of its affiliates. The term “eligible service” (a) for Grantees who are employees of the Partnership or one of its affiliates, shall have the same meaning as the term is used in the Pension Plan for Eligible Employees of Suburban Propane L.P. and Subsidiaries, and (b) for non-employee Supervisors of the Partnership, shall mean service on the Board.

2.23 “Subsidiary” means any corporation, partnership, or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Partnership.

2.24 “Recoupment Effective Date” means July 31, 2007.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Notwithstanding anything else herein to the contrary, the Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan. No member of the Committee or any individual to whom it has delegated any of its rights and duties shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Partnership hereby agrees to indemnify each member of the Committee and its delegates for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder.

3.2 Each member of the Committee shall be (i) a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” within the meaning of the listing standards of the New York Stock Exchange.

3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power, consistent with Rule 16b-3 under the Exchange Act, from time to time to:

(a) select those employees and members of the Board to whom Awards shall be granted and to determine the terms and conditions (which need not be identical) of each such Award;

(b) make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c) construe and interpret the Plan and the Awards, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or its delegates in the exercise of this power shall be final, binding and conclusive upon the Partnership, its subsidiaries, the Grantees and all other persons having any interest therein;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

3.4 Subject to adjustment as provided in Article 7, the total number of Common Units that may be made subject to Awards granted under the Plan shall be 717,805, consisting of 230,000 of which are newly authorized as of the date hereof (subject to the unitholder approval requirements set forth in Section 9.6), and 487,805 which were previously authorized as of the Effective Date. The Partnership shall reserve for purposes of the Plan, out of its authorized but unissued units, such newly authorized amount of Common Units.

3.5 Notwithstanding anything inconsistent contained in this Plan, the number of Common Units subject to, or which may become subject to, Awards at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Awards. In addition, during the period that any Awards remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of Common Units attributable to such Awards for purposes of calculating the maximum number of Common Units subject to the granting of future Awards under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Awards.

ARTICLE IV

COMMON UNIT GRANTS

4.1 Time Vesting Grants. From time to time, the Committee may grant restricted Common Units to Grantees, in such amounts as it deems prudent and proper. Such rights shall be granted, and the Common Units underlying such rights shall be issued, in consideration of the performance of services and for no other consideration.

4.2 Forfeiture. A Grantee’s rights with respect to the restricted Common Units shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed in accordance with the terms of the Plan and the Award.

4.3 Vesting Schedule. The restricted Common Unit grants made pursuant to Section 4.1 shall vest and become non-forfeitable, unless otherwise determined by the Committee (at the time of Award or otherwise), and the restrictions thereon shall lapse, at a rate of 25% on the third anniversary of the date of the applicable Award, a second 25% on the fourth anniversary, and a final 50% on the fifth anniversary of the date of the applicable Award, provided that the Grantee is employed on such date.

4.4 Other Grants. Notwithstanding anything else herein to the contrary, the Committee may grant Common Units on such terms and conditions as it determines in its sole discretion, the terms and conditions of which shall be set forth in the applicable Award.

ARTICLE V

OTHER PROVISIONS APPLICABLE TO VESTING

5.1 Change of Control. Notwithstanding anything in this Plan to the contrary, upon a Change of Control, all restrictions on Common Units shall lapse immediately (unless otherwise set forth in the terms of the applicable Award) and all such restricted Common Units shall become fully vested and non-forfeitable.

5.2 Forfeiture. Unless otherwise provided in an Award, any and all restricted Common Units in respect of which the restrictions have not previously lapsed shall be forfeited (and automatically transferred to and reacquired by the Partnership at no cost to the Partnership and neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee shall thereafter have any further right or interest therein) upon the termination of the Grantee’s employment for any reason; provided, however, that in the event that a Grantee’s employment by the Partnership or one of its affiliates was terminated without Cause or by the Grantee for Good Reason, in either case, within six months prior to a Change of Control, no forfeiture of Common Units shall be treated as occurring by reason of such termination and the Common Units shall vest accordingly.

5.3 Disability. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Disability, the restricted Common Units held by such Grantee for one year on the date of termination shall immediately vest and shall be distributed as soon as practical following the Grantee’s date of Disability but no later than the date two and one half months following the calendar year in which such Disability date occurred.

5.4 Retirement. Retirement. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Retirement, the restricted Common Units held by such Grantee which were awarded to Grantee more than six (6) months prior to the effective date of such Retirement shall immediately vest and shall be distributed as soon as practical following the Grantee’s date of Retirement but no later than the date two and one half months following the calendar year in which such Retirement date occurred.

5.5 Recycling of Forfeited Shares. Subject to the restrictions set forth in Rule 16b-3 of the Exchange Act, any Common Units forfeited hereunder may be, after six months, the subject of an Award pursuant to this Plan.

5.6 409A Compliance.   In the event that any Common Units become vested solely on account of (i) a Grantee’s employment by the Partnership or one of its affiliates is terminated without Cause or by the Grantee for Good Reason, in either case, within six months prior to a Change of Control as set forth in Section 5.2, above; (ii) the Grantee’s service is terminated due to Disability as set forth in Section 5.3 above; or (iii) the Grantee’s service is terminated due to Retirement as set forth in Section 5.4 above and the Grantee is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then the distribution of any Award under the Plan that is treated as deferred compensation under Section 409A of the Code shall be delayed until the date that is six months after the date of separation from service.

5.7 Recoupment Policy. Notwithstanding anything in this Plan to the contrary, awards of Common Units granted under the Plan on or after the Recoupment Effective Date shall be deemed “Incentive Compensation” covered by the terms of the Partnership’s Incentive Compensation Recoupment Policy (the “Policy”) adopted by the Board on April 25, 2007, which is incorporated herein by reference. In accordance with the Policy, in the event of a significant restatement of the Partnership’s published financial results and the Committee determines that fraud or intentional misconduct by a Grantee was a contributing factor to such restatement, then, in addition to other disciplinary action, the Committee may require cancellation of any unvested restricted Common Units granted under the Plan to that Grantee after the Recoupment Effective Date. This Section 5.7 shall be interpreted and administered in accordance with the Policy as in effect from time to time. In the case of any inconsistency between the Policy and this Section 5.7, the Policy shall control.

ARTICLE VI

DELIVERY OF UNITS, ETC.

6.1 Delivery of Common Units. Subject to Section 16, upon the vesting of Common Units, the Partnership shall deliver to the Grantee a certificate representing such number of Common Units as are subject to such rights, to the extent of such vesting, free of all restrictions hereunder within 45 days of the date of vesting.

6.2 Transferability. Until such time as restricted Common Units have vested and become non-forfeitable and certificates representing Common Units in respect thereof have been issued, a Grantee shall not be entitled to transfer such Common Units.

6.3 Rights of Grantees. Until such time as restricted Common Units have vested and become non-forfeitable and certificates representing Common Units in respect thereof have been issued, a Grantee shall not be entitled to exercise any rights of a unitholder with respect thereto, including the right to vote such units and the right to receive allocations or distributions thereon.

ARTICLE VII

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

7.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Common Units or other units or securities with respect to which Awards may be granted under the Plan, (ii) the number of Common Units or other units or securities which are subject to outstanding Awards granted under the Plan, and the purchase price thereof, if applicable.

7.2 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different rights to acquire units or other securities, such new, additional or different rights or securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the units subject to the Award prior to such Change in Capitalization.

ARTICLE VIII

TERMINATION AND AMENDMENT OF THE PLAN

The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, terminate, modify or suspend the Plan or any Agreement provided, however, that no such amendment, modification, suspension or termination shall impair or adversely affect any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Common Units which he or she may have acquired through or as a result of the Plan. To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the unitholders of the Partnership in accordance with applicable law and regulations.

ARTICLE IX

MISCELLANEOUS

9.1 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire the Common Units, and such arrangements may be either applicable generally or only in specific cases.

9.2 Limitation of Liability. As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to the Common Units except as specifically provided in the Plan or an Agreement;

(c) limit in any way the right of the Partnership or any of its affiliates to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, express or implied, that the Partnership will employ any person at any particular rate of compensation or for any particular period of time.

9.3 Regulations and Other Approvals; Governing Law. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to conflicts of law principles.

Notwithstanding any other provisions of this Plan, the obligation of the Partnership to deliver the Common Units in respect thereof under the Plan shall, in each case, be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(a) Except as provided in Article VIII hereof, the Board may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(b) Each Award is subject to the requirement that, if at any time the Committee determines, in its sole and absolute discretion, that the listing, registration or qualification of the Common Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award of the issuance of the Common Units, no Awards shall be granted and no Common Units shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c) Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of the Common Units or any other securities acquired pursuant to the Plan is not covered by a then current registration statement under the Act or is not otherwise exempt from such registration, such Common Units shall be restricted against transfer to the extent required by the Act and Rule 144 or other regulations thereunder. The Committee may require any person receiving Common Units pursuant to an award granted under the Plan, as a condition precedent to receipt of such Common Units, to represent and warrant to the Partnership in writing that the Common Units acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Common Units shall be appropriately legended to reflect their status as restricted securities as aforesaid.

9.4 Withholding of Taxes. At such times as a Grantee recognizes taxable income in connection with the rights to acquire Common Units granted hereunder (a “Taxable Event”), the Grantee shall pay to the Partnership an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Partnership in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance of such units. The Partnership shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Partnership, the Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Common Units then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of a Grantee who may be subject to liability under Section 16(b) of the Exchange Act, such withholding is done in accordance with any applicable Rule under section 16(b) of the Exchange Act.

9.5 Interpretation. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of the Plan.

9.6 Effective Date. The effective date of the Plan shall be the Effective Date. The effectiveness of the Plan is subject to approval of the Plan prior to the Effective Date by the partners of the Partnership. The effective date of the amendments to the Plan as set forth in this Amended and Restated Plan shall be as of the date such amendment is approved by the unitholders of the Partnership to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder and as required under the listing standards of the New York Stock Exchange or any other applicable law.